Exhibit 10.2
Translation of Pledge Contract

Contract No.: Shenping Bank (China Resources Center)
Pledge No.: (2008) A10011101340800005

Party A (Pledgor): Dongguan Diguang Electronic Science and Technology Co., Ltd.
Location (Address): Industrial Area, Hongmenshan, Changshantou, Qingxi County, Dongguan
Legal Representative: Song Yi
Tel.: 26553580

Party B (Pledgee): Shenzhen Ping An Bank Co Ltd( Shenzhen City Crossing Sub-branch
Location (Address): 1st Floor, Mix Shopping Mall, No. 1881, Bao An Nan Road, Shenzhen, PRC
Legal Representative (Person In Charge): Zeng Dongping
Tel.: 82668238

Pursuant to Contract law, Guaranty Law and the relevant laws and regulations, both Party A and Party B reach this Agreement after unanimous consultation.

Clause One Pledge and Pledge Obligation

1.1 Party A wishes to provide the maximum guaranty pledge for the occurred debts within the credit availability period and the fixed credit line under the comprehensive credit line agreement (hereinafter referred to as the Contract) ---- Shenping Bank (China Resources Center) Credit No.: (2008) A10011101340800005 under pledge of Factory Buildings A, B, Office Buildings, Dormitory Building and Cadre Building (No.: C4956850 / C4956849 / C4956848 / C4956851 / C4956852) (hereinafter referred to as the Pledge). Both Parties agree to provide the guaranty with the Pledge simultaneously for the occurred debts under the corresponding Shenping Bank (China Resources Center) Credit No.: (2008) A10011101340800005.

See the attached “Pledge List” and Certificate of Pledge Rights for the details of pledge, and the attachments are inseparable part of the Contract.

1.2 The maximum principal amount of the creditor’s rights in pledge guaranty is RMB40,000,000 (say, RMB forty million). The scope of guaranty is the principal of creditor’s rights, interest, compound interest, penalty interest, penalty for breach and damages as well as various fixed expenses under the . The value of the Pledge is fixed at the time when the pledge rights are realized. When the pledge rights are realized, Party A will be responsible for the guaranty under the Main Contract for the value of the pledge rights.

1.3 The pledge that Party A provides is an independent pledge. Regardless of the availability of guaranty (including the debtor under the Main Contract) provided by the guarantors, Party B has the priority right of requesting Party A to take responsibility for the guaranty. If Party B waives the exercise right to the guaranty (including the guaranty provided by creditor) or the guaranty provided by other guarantors, Party A will remain responsible for all guarantees agreed to in the Contract.

1.4 The Contract is an irrevocable contract.

1.5 The force of the Contract is independent of the Main Contract. The contract remains valid even if the Main Contract or part of its clauses are void.

1.6 Within the period of the Contract, the original copy of the Certificate of Pledge Rights is kept by Party B. After the debtor settles all the principal, interest and expenses of the creditor’s right under the Contract., the pledge rights will be automatically invalidated and Party B will return the original copy of the Certificate of Pledge Rights to Party A.

Clause Two Pledge Registration and Insurance

2.1 For pledges under the Contract which need to be legally registered, Party A should go through the pledge registration formalities in accordance with Party B’s request and legal regulations, the original copies of such registration documents are to be kept by Party B. After the debtor settles all the principal debt, interest and expenses under the Contract, the pledge registration will be de-registered.

2.2 Party B has the right to request Party A to take the insurance policy for pledge and appoint Party B to be the first beneficiary.. The insured amount of property will be determined by the value of the Pledge and the insurance terms shall not be shorter than the period of debt. If the guaranty to be provided for pledge is more than one year (excluding period for one year or less) of medium to long term of credit, Party A may purchase the insurance policy on the annual installment basis.

2.3 Within the validity of the Contract, Party A cannot interrupt or revoke the insurance policy. If the insurance is interrupted, Party B has the right to purchase insurance on behalf of Party A, for which all the expenses will be borne by the latter.

2.4 Party A should pay the insurance premium on time and implement the obligations indicated in the insurance contract.

2.5 Before settling all the principal debt ,interest and expenses under the Contract, Party A must renew the insurance policy in accordance with Clause 2.2, otherwise, Party B has the right to renew the insurance policy, for which expenses will be borne by Party A.

2.6 The original copy of the insurance policy will be kept by Party B and will be returned to Party A after the debtor settles all the principal debt, interests and expenses under the Main Contract.

Clause Three Pledgor’s warranties and undertaking

3.1 Party A has read the Main Contract carefully and confirmed all the clauses. There will be no need for Party A to confirm single credit line agreement and business certificate if it does not exceed the provisions of the Main Contract.

3.2 Party A undertakes: there will be no need for Party A to agree the modifications on the Main Contract made by Party B and the debtor, Party A will continue to undertake the guaranty responsibility for the modified Main Contract. But for an increase in the debt principal increase and the increase of the debt term, if the written approval has not been obtained from Party A, Party A will still undertake the guaranty responsibility for the amount and term stipulated in the original contract.

3.3 Party A has obtained all proper authorization and approval for the purposes of signing this Agreement. The signing of this Agreement will not violate any agreements or undertakings made with any third parties.

3.4 Except for any matters notified to Party B in writing before signing of this Agreement, Party A does not have in existence any significant lawsuit, arbitration, action, litigation, legal review and other matters which would adversely affect the performance of this Agreement.

3.5 Party A legally owns the Pledge without any legal dispute. Before the signing of the Contract, there is no pledge to any third party (excluding the pledge of the balance).

3.6 Without written approval of Party B, Party A is not allowed to assign, grantor set security interests with respect to the Pledge.

3.7 Party A should honestly report to Party B about the status of lease of the Pledge for lease, if a lease is made. Party A should provide a written notice to Party B accompanied with the executed lease, and also provide the lessee with written notice of the Pledge. Upon expiry of the lease, if Party A wants to renew the lease or enter into a new lease, Party A should obtain written approval from Party B.
Under the approval of Party B to lease the Pledge, Party A must specify in the lease contract: (1) the leased property has been pledged to Party B; (2) when Party B exercise the Pledge Rights, the lessee should vacate the Pledge within thirty (30) days after the date of Party B’s letter. The rent income from the lease of the Pledge by Party A should be deposited in accounts opened by Party A with Party B as security for repayment by the debtor of the debt under the Main Contract, and cannot be used for any other purpose.

3.8 Party A promises to reasonably use and maintain the Pledge, and will not do anything which may reduce the value of the Pledge.

3.9 Party A would accept and co-operate with Party B for the latter to check the use, maintenance and upkeep of the Pledge as well as property ownership.

3.10 In respect of the credit line exceeding one year( not including credit line within one year or less), from the second anniversary of the credit line, Party B has the right to revaluate the financial position and the specific project status against the conditions imposed by Party B for the credit line, followed by adjustments in credit line amount, availability period and interest rate in accordance with the revaluation results.

In case of any collateral or pledged objects, Party B has the right to request a valuation performed by a valuer recognized by Party B and the valuation expenses will be borne by Party A. In the event of a depreciation in value of the collateral or pledged objects, which is no longer sufficient guarantee for the debt under the master agreement, Party B has the right to demand partial repayment or to request Party A to provide other guarantees approved by Party B.

3.11 Under the following circumstances, Party A should notify Party B in writing in the next day of the occurrence of the event: (1) Damage of the Pledge. (2) Loss of the Pledge (3) Any insurance incident of the Pledge. (4) Ownership disputes of the Pledge (5) Any mandatory measures for closing down and sequestration of the Pledge (6) Damage of the Pledge by the third parties (7) Relocation or dismantling of the Pledge . (8) Any incidents which affects the execution of the Pledge Rights.

Clause Four Exercise of Pledge rights

4.1 Party B shall has the right to exercise the Pledge Rights under the following circumstances,:(1) The debtor does not make the full payments on time for all the principal and interest and expenses of the debt under the Main Contract; (2) Party A breaches the warranty and undertaking or fails to carry out its obligations under the Contract; (3) The debtor or Party A declares dissolution, insolvency or deregistration in accordance with the law; (4) There is a possibility for the Pledge to perish or for its value to depreciate significantly to a point sufficient to impair the rights of Party B, whilst the debtor or Party A are unable to provide the approved guaranty within the time period notified by Party B; (5) The debtor has breached the Main Contract or the Main Contract is cancelled or terminated; (6) Any other situation for carrying out the Pledge as stipulated by law.

4.2 Party B takes the priority of being compensated with the proceeds from the sale or auction of the Pledge.

4.3 Party A accepts that as of the 2nd month from the date of breaching the contract, Party B has the right to collect the compound interest of the pledge (including but not limited to the rental and contracting charges) to pay off the debts, during which Party A shall provide unconditional support. The collected compound interest shall be first used to pay the expenses for collecting the same.

4.4 Upon the exercise of pledge rights, both Parties shall determine the method of exercise pledge rights through mutual consultation. If they fail to reach an agreement, Party B has the right to request a People’s Court to auction or sell the Pledge.

4.5 Party A confirms that if there is further additional pledge provided by the debtor Party B has the right to select the pledge rights of the Pledge under the Contract and Party A shall raise no objection.

Clause Five Responsibility at Default

5.1 In the event that Party A is in breach of or does not fully fulfill the obligation under the Contract and causes the pledge rights not established and also fails to provide the guaranty recognized by Party B within the time notified by Party B, Party A shall undertake the default responsibilities as follows:

(1) If Party A is the debtor, Party A should pay Party B the default fine at 5% of the principal debt in the Main Contract, the amount of the default fine shall be limited to the value of the Pledge stated in the Contract.

(2) If Party A is not the debtor, Party A should undertake the related default responsibilities for the principal debt, interests and expenses under the Main Contract, within the limit of the value of the Pledge stipulated in the Contract.

5.2 In the event that Party A is in breach of or does not fully fulfill the obligation under the Contract and causes the value of the Pledge to decrease and also fail to restore the Pledge to its original state or provide the guaranty recognized by Party B within the time notified by Party B, Party A shall undertake the default responsibilities as follows: (1) If Party A is the debtor, Party A should pay Party B for the default fine at 5% of the principal debt stipulated under the Main Contract, the amount of the default fine shall be limited in the value of the Pledge stated in the contract. (2) If Party B is not the debtor, when the pledge rights are exercised by Party B according to the law, Party A undertakes the joint and several liability to compensate Party B for the difference between the pledge value under the contract and the pledge value at the time when the pledge rights are exercised, which is limited to the unsettled principal debt, interests and expenses from the debtor under the Main Contract.

5.3 Party A shall compensate Party B for all the direct or indirect loss suffered caused by the Party A’s default.

Clause Six Supplementary Provisions

6.1 All the charges under the Contract regarding the pledge’s evaluation, registration, notarization, identification, insurance, storage, servicing, maintenance, deposit and transportation shall be paid by Party A.

6.2 Party B may assign the rights under the Contract, together with the entire or part of principal creditor’s right, to a third party.

6.3 Party B has the right to request an enforceable notarization.

6.4 Party A authorizes Party B to request for its credit status from the credit database from the People’s Bank of China, credit department, the relevant organization or department and individuals.. The use of the credit report is limited to the scope stipulated from the credit information provisional law pronounced by the People’s Bank of China and the relevant law. Party A agrees that Party B will provide its credit information to the credit database of People’s Bank of China and the credit department.

6.5 Party B can disclose to potential assignee or anyone who might enter into an agreement with Party B any information of Party A which Party B deems fit and necessary.
6.6 Any notices, request or other letters Party B are deemed to be sent to Party A once Party B sends it to Party A’s address in accordance with this Agreement or any address which have been notified by Party A in writing to Party B.

6.7 Any disputes arising in the performance of this Agreement are resolved through mutual consultation; if not, it will be resolved as follows:
legal action in the court in the jurisdiction of Party B’s location.

6.8 The Contract is governed by the laws of People’s Republic of China.

6.9 This Agreement is valid when it is signed (stamped) by its corporate representative (person in charge) and stamped by Company’s official chop. If Party A has not utilized the credit line within 3 months of the execution of this Agreement, Party B has the right to terminate this Agreement.

6.10 This Agreement has 4 counterparts, 2 of which are kept by Party B, 1 kept by Party A, 1 kept by the debtor and 1 kept by the registration authority..

Party A declares that it fully understands the terms of this Contract, the Main Contract and other relevant documents, and that it has already (when necessary) sought independent legal advice.

Party A (Stamp)	Party B (Official Stamp)

Legal Representative or Authorized Representative:	Legal Representative or Authorized Representative:

Execution Date: July 1, 2008 Execution Place:	Execution Date: July 1, 2008 Execution Place:

Party A (personal) the person or Authorized Representative:

Execution Date: Execution Place:

Attachment One

Pledge Registration Administration: Dongguan Real Estate Administration Bureau
Registration Board:

Pledge List

Contract No.: Shenping Bank (China Resources Center)
Pledge No.: (2008) A10011101340800005

Name	Property No.	Address	Qty	Unit	Original Value	Evaluation	House Type	Land Source	Land Term
Dongguan Diguang Electronic Science and Technology Co., Ltd. / Factory Buildings A, B, Office Buildings, Dormitory Building and Cadre Building	C4956850/ C4956849/ C4956848/ C4956851/ C4956852	Industrial Area, Hongmenshan, Changshantou, Qingxi County, Dongguan	7795.20/ 8769.60/ 4671.80/ 12709.95/ 4541.43	M2		52,219,340.00	Industrial	Exchange and assignment
Evaluated Pledge Total: RMB fifty-two million two hundred nineteen thousand and three hundred forty one only. / RMB52,219,340.00
Evaluation Unit: Real-estate Property Value Co., Ltd / Shenzhen National Land Resources					Evaluation Date:
Detail Explanations on Pledge:

Party A (Stamp) Party	B (Official Stamp)

Legal Representative	Legal Representative

or Authorized Representative:	or Authorized Representative: